UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2018

ZOE’S KITCHEN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36411	56-0653504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5760 State Highway, Suite 250, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(214) 436-8765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 21, 2018 (the “Closing Date”), pursuant to the terms of that certain Agreement and Plan of Merger dated as of August 16, 2018 (the “Merger Agreement”), by and among Zoe’s Kitchen, Inc., a Delaware corporation (the “Company”), Cava Group, Inc., a Delaware corporation (“Parent”), and Pita Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Item 2.01                   Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than shares of Company Common Stock held by Parent, Merger Sub, or the Company (or held in the Company’s treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub) was cancelled and converted into the right to receive $12.75 in cash (the “Merger Consideration”), without interest thereon and reduced by the amount of any withholding tax thereon that is required to be withheld under applicable law.

At the Effective Time, each share of Company Common Stock that was held by Parent, Merger Sub, the Company (or held in the Company’s treasury) or by any subsidiary of Parent or Merger Sub, was canceled and ceased to exist and no consideration was or will be delivered in exchange for each such share.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this report is incorporated herein by reference.

On the Closing Date, the Company notified the New York Stock Exchange, Inc. (“NYSE”) of the completion of the Merger and requested that trading in the Company Common Stock be suspended and that the Company Common Stock be withdrawn from listing on the NYSE effective as of the close of trading on the Closing Date. The Company also requested that the NYSE file with the U.S. Securities and Exchange Commission (the “SEC”) a delisting application on Form 25 to delist the Company Common Stock from the NYSE and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company Common Stock was delisted effective as of the close of trading on the Closing Date.

The Company intends promptly to file with the SEC a Form 15 to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act at the time such filing is permitted under SEC rules.

Item 3.03                   Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Common Stock

At the Effective Time, each outstanding share of Company Common Stock (other than shares of Company Common Stock held by Parent, Merger Sub or the Company (or held in the Company’s treasury) or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub), was cancelled and converted into the right to receive the Merger Consideration.  Each share of Company Common Stock that was held by Parent, Merger Sub, or the Company

(or held in the Company’s treasury) was canceled and ceased to exist and no consideration was or will be delivered in exchange for each such share.

Stock Options

At the Effective Time, each outstanding and unexercised stock option granted under the Company’s 2018 Omnibus Incentive Plan and the Company’s 2014 Omnibus Incentive Plan (each, a “Company Stock Plan”, and together the “Company Stock Plans” and each such option, a “Company Option”) became automatically vested in full and was canceled and converted into the right to receive, without interest, an amount in cash equal to the product of (a) the total number of shares of common stock then-underlying such Company Option multiplied by (b) the positive excess, if any, of $12.75 over the exercise price per share of such Company Option, net of any applicable withholding taxes.  In the event that the exercise price of any Company Option was equal to or greater than $12.75, such Company Option was canceled for no consideration, payment or right to any consideration or payment.

Restricted Shares

At the Effective Time, each share of Company Common Stock subject to vesting, repurchase or other lapse of restrictions granted under a Company Stock Plan became vested in full and became free of restrictions and was canceled and converted into the right to receive, without interest, an amount in cash equal to $12.75, net of any applicable withholding taxes.

Restricted Stock Unit Awards

At the Effective Time, each outstanding restricted stock unit award granted under a Company Stock Plan (each, a “Company RSU Award”) became vested in full and was canceled and converted into the right to receive, without interest, an amount in cash equal to the product of (a) the total number of shares of common stock then underlying such Company RSU Award multiplied by (b) $12.75, net of any applicable withholding taxes.

Item 5.01                   Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.  On the Closing Date, upon consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the Effective Time, all of then-incumbent directors of the Company resigned and were succeeded by the directors of Merger Sub.  These resignations were not a result of any disagreements between the Company and the former directors on any matter relating to the Company’s operations, policies or practices and were effectuated solely in connection with the Merger.

In connection with the Merger, Kevin Miles resigned as Chief Executive Officer and ceased serving as an executive officer of the Company, effective as of the Closing Date.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Certificate of Incorporation and Bylaws of the Company were amended and restated to read as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference in this Item 5.03.

Item 5.07                   Submission of Matters to a Vote of Security Holders.

On November 20, 2018, the Company held a Special Meeting of Stockholders (the “Special Meeting”), at which holders of Company Common Stock as of the close of business on October 22, 2018, the record date for the

Special Meeting (the “Record Date”), voted on proposals to: (1) adopt the Merger Agreement. and any novation thereof in accordance with its terms (Proposal 1), (2) approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger (Proposal 2), and (3) approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies (Proposal 3).  Each proposal was described in detail in the Company’s definitive proxy statement, which was first filed with the SEC on October 9, 2018 and first mailed to the Company’s stockholders on or about October 12, 2018.

According to the report of the independent inspector of election, 19,605,757 shares of Company Common Stock were issued and outstanding, and entitled to vote at the Special Meeting, as of the Record Date, and the holders of a total of 16,370,568 shares of Company Common Stock, representing approximately 83.50% of the outstanding shares entitled to vote, were present in person or represented by proxy at the Special Meeting.  The final vote tally, as certified by the inspector of elections for the Special Meeting, shows that the proposal to adopt the Merger Agreement was approved by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.  The final vote tally also reflects approval of Proposal 1 and Proposal 2 by the requisite vote.

The final voting results on the proposals were as follows:

Proposal 1:

The total number of shares of Company Common Stock entitled to vote on Proposal 1 were voted as follows:

For	Against	Abstain	Broker Non-Votes
16,204,463	110,205	55,900	0

Proposal 2:

The total number of shares of Company Common Stock entitled to vote on Proposal 2 were voted as follows:

For	Against	Abstain	Broker Non-Votes
16,080,059	271,712	18,797	0

Proposal 3:

The total number of shares of Company Common Stock entitled to vote on Proposal 3 were voted as follows:

For	Against	Abstain	Broker Non-Votes
15,581,896	774,406	14,266	0

Adjournment of the Special Meeting was deemed not necessary or appropriate and was not acted upon because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement and transactions contemplated thereby, including the Merger.

Item 7.01                   Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the Merger.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Zoe’s Kitchen, Inc.
3.2	Second Amended and Restated Bylaws of Zoe’s Kitchen, Inc.
99.1	Press Release dated November 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOE’S KITCHEN, INC.

Date: November 21, 2018	By:	/s/ SUNIL DOSHI
	Name:	Sunil Doshi
	Title:	Chief Financial Officer